                                                                   Exhibit 10.47

                         Lithium Technology Corporation
                                5115 Campus Drive
                         Plymouth Meeting, PA 19462-1129

                                December 31, 2001

Arch Hill Capital N.V.
Parkweg 2
2585 JJ's-Gravenhage


Dear Sirs:

We refer to the Letter of Intent dated December 5, 2001 (the "LOI") between Lithium Technology Corporation ("LTC"), Arch Hill Capital ("Arch Hill") and GAIA Akkumulatorenwerke GmbH ("GAIA") which contemplates (i) a merger between LTC and GAIA (the "Merger") on terms to be set forth in a definitive Merger Agreement (the "Merger Agreement"), (ii) a financing of $7,000,000 (the "Financing") of which up to $800,000 will be used by the new investors (the "Investors") to purchase the Notes held by Ilion (the "Ilion Notes") and $6,200,000 will be used by the new investors to purchase new LTC Notes (the "New LTC Notes") and (iii) a termination of the current agreements (the "LTC-Ilion Agreements") between LTC and Ilion Technology Corporation ("Ilion").

         1. Pending the closing of the Merger and Financing, LTC wishes to borrow from Arch Hill, and Arch Hill has agreed to lend to LTC, short term funding in the amounts set forth herein for working capital purposes of LTC.

         2. LTC will issue to Arch Hill promissory notes (the "Notes") in the form attached hereto as Exhibit A for each amount advanced under this Letter Agreement which Notes shall be convertible into shares of LTC Common Stock (the "Shares") on the terms set forth in the Notes.

         3. The issuance of the Notes will take place on the dates set forth below or on such other dates Arch Hill and LTC may agree (each a "Closing Date") (each time of disbursement is referred to herein as a "Closing"). At each Closing, LTC will deliver to Arch Hill a Note against receipt by LTC of the following amount to be disbursed at such Closing as follows:


                  (a) eighty thousand dollars ($80,000) advanced by Arch Hill to LTC prior to the date of this Letter Agreement which LTC acknowledges receipt of; and

                  (b) two hundred thousand dollars ($200,000) advanced by Arch Hill to LTC on the date of this Letter Agreement which LTC acknowledges receipt of; and
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                  (c)      each amount advanced from time to time by Arch Hill
                           to LTC from time to time to fund the payment of LTC's operating and administrative expenses pending the Closing in such amounts and on such dates as agreed to by Arch Hill and LTC.

         4. The entire principal balance and all other sums due and payable under this Note shall be payable on the earlier of (i) the closing date of the Financing, and (ii) March 31, 2002 (the "Maturity Date").


         5. LTC hereby represents and warrants to Arch Hill that:

                  LTC has full legal right, power and authority (including the due authorization by all necessary corporate action) to enter into this Letter Agreement, the Notes and any other agreement or document necessary to perform its obligations hereunder without the need for the consent of any other person or entity; and this Letter Agreement has been duly executed and delivered and constitute the legal, valid and binding obligation of Arch Hill against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

         LTC does not have any liabilities or obligations (whether or not absolute or contingent) and none of its assets is subject to any liabilities or obligations which are not fairly reflected in the Disclosure Documents (as defined below), other than liabilities incurred in the ordinary course of business consistent with past practice or other than those set forth on Schedule 5A.

         There is no lawsuit, claim, action, investigation or proceeding pending or, to the knowledge of LTC, threatened against LTC or any of LTC's affiliates, directors, officers or agents relating to LTC or its business other than those set forth on Schedule 5B. LTC is not in default under any judgment, order, injunction, rule or decree of any governmental entity or judicial authority.

         6. Arch Hill hereby represents and warrants to LTC that:

                  Arch Hill has full legal right, power and authority (including the due authorization by all necessary corporate action) to enter into this Letter Agreement to perform its obligations hereunder without the need for the consent of any other person or entity; and this Letter Agreement has been duly executed and delivered and constitute the legal, valid and binding obligation of the Arch Hill against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

         Arch Hill has had the opportunity to review LTC's Form 10-KSB dated December 31, 2000, Form 10-QSB dated March 31, 2001, Form 10-QSB dated June 30, 2001, Form 10-QSB dated September 30, 2001, Form 8-K dated February 14, 2001, and Form 8-K dated December 12, 2001 (collectively, the "Disclosure Documents").

         Arch Hill or Arch Hill's designated representatives have had the opportunity to conduct a satisfactory initial due diligence investigation of LTC and have had an opportunity to review the

Disclosure Documents and to have all of their questions related thereto satisfactorily answered. Notwithstanding the foregoing LTC and Ilion acknowledge that Arch Hill expects to perform a further due diligence investigation of LTC as Arch Hill and LTC move toward closing, inter alia, the merger transaction, all as more accurately described in that certain Letter of Intent dated December 5, 2001, as extended, between LTC, Arch Hill and GAIA Akkumulatorenwerke GmbH. However, Arch Hill acknowledges and agrees that the extent of due diligence performed to date of LTC is sufficient to make an investment with respect to the Notes and Shares being purchased hereunder.

         Arch Hill acknowledges that the Shares are speculative and involve a high degree of risk and Arch Hill represents that it is able to sustain the loss of the entire amount of its investment.

         Arch Hill (or its members and/or officers) has previously invested in unregistered securities and has sufficient financial and investing expertise to evaluate and understand the risks of the Shares.

         Arch Hill has received from LTC, and is relying on, no representations except as set forth in this Agreement, the Disclosure Documents or, the 3-Year Preliminary Budget and the Income/Expense Budget prepared by LTC or projections with respect to LTC's business and prospects which Arch Hill acknowledges are forward-looking documents that involve risks and uncertainties that could cause actual results to differ materially from those projected in the budgets and projections.

         Arch Hill is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933 (the "Securities Act").

         Arch Hill acknowledges that the Shares have not been registered under the Securities Act and applicable state securities laws, and accordingly, constitute "restricted securities" for purposes of the Securities Act and such state securities laws.

         Arch Hill acknowledges that it will not be able to transfer the Shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or exemptions therefrom.

         The certificates and/or instruments evidencing the Shares will contain the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

         7. REGISTRATION RIGHTS

                  7.1 Demand Registration of Shares.

                  (a) Demand Registration. At any time after April 30, 2002 and prior to the April 30, 2004, Arch Hill or any Permitted Transferee (as herein defined) holding in the aggregate at least 50% of the Shares may demand registration under the Securities Act of the Shares. The registration requested pursuant to this Section 7.1(a) is referred to herein as the "Demand Registration".

                  (b) Number of Demand Registrations; Notice. Arch Hill ( for the purposes of Sections 7.1(b) to 7.9, inclusive, a reference to the "Arch Hill" shall include any Permitted Transferee holding in the aggregate at least 50% of the Shares) shall be entitled to one Demand Registration. Subject to the limitations contained in the following paragraphs of this Section 7.1, after the receipt of such Demand Registration, (i) LTC will be obligated and required to include in such Demand Registration all Shares with respect to which LTC shall receive from Arch Hill the written request of Arch Hill for inclusion in such Demand Registration, and (ii) LTC will use its best efforts in good faith to effect promptly the registration of such Shares.

                  (c) Restrictions on Demand Registration. LTC will not be obligated to effect a Demand Registration within one hundred twenty (120) days after the effective date of a registration statement in which Shares of Arch Hill are included pursuant to the exercise of "piggyback rights" pursuant to
Section 7.2 hereof. LTC may postpone for a period not exceeding ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration if LTC provides Arch Hill with written notice that in LTC's good faith judgment such Demand Registration might have an adverse effect on any proposal or plan by LTC to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, public offering or similar transaction, provided that, in such event, Arch Hill will be entitled to withdraw such Demand Registration request and that, if such request is withdrawn, such Demand Registration will not be considered the one
(1) Demand Registration to which Arch Hill is entitled.

                  7.2 Participation in Registered Offerings ("Piggyback Rights" for Shares). If LTC proposes or is required to register any of its shares or other equity securities for public sale for cash under the Securities Act (other than on Forms S-4 or S-8 or similar registration forms), it will at each such time or times give written notice to Arch Hill of its intention to do so. Upon the written request of Arch Hill given within twenty (20) days after receipt of any such notice, LTC shall use its best efforts to cause to be included in such registration any Shares held by Arch Hill and requested to be registered under the Securities Act and any applicable state securities laws; provided, that if the managing underwriter advises that less than all of the shares to be registered should be offered for sale so as not materially and adversely to affect the price or salability of the offering being registered by LTC, Arch Hill (but not LTC to the extent it desires to include shares for its own account) shall reduce the number of their Shares to be included in the registration statement as required by the underwriter to the extent requisite of all prospective sellers of the securities proposed to be registered (other than LTC) on a pro rata basis according to the amounts of securities proposed to be registered by all prospective sellers to permit the sale or other disposition (in accordance with the intended method of disposition thereof as aforesaid) by the prospective seller or sellers of the securities so registered. The registration requested pursuant to this Section 7.2 is referred to herein as the "Piggyback Registration".

                  7.3 Obligations of Arch Hill. It shall be a condition precedent to the obligation of LTC to register any Shares pursuant to this
Section 7 that Arch Hill shall furnish to LTC such information regarding the Shares held and the intended method of disposition thereof and other information concerning Arch Hill as LTC shall reasonably request and as shall be required in connection with the registration statement to be filed by LTC. If after a registration statement becomes effective LTC advises Arch Hill that LTC considers it appropriate to amend or supplement the applicable registration statement, Arch Hill shall suspend further sales of the Shares until LTC advises Arch Hill that such registration statement has been amended or supplemented.

                  7.4 Registration Proceedings. Whenever LTC is required by the provisions of this Section 4 to effect the registration of the Shares under the Securities Act, LTC shall:

                  (i) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective;

                  (ii) Prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

                  (iii) Furnish to Arch Hill and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (iv) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or Blue Sky Laws of such jurisdictions as Arch Hill may reasonably request within twenty (20) days following the original filing of such registration statement, except that LTC shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                  (v) Notify Arch Hill, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (vi) Notify Arch Hill promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and

                  (vii) Prepare and promptly file with the SEC and promptly notify Arch Hill of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding any provision herein to the contrary, LTC shall not be required to amend, supplement, or update a prospectus contained in any registration statement if to do so would result in an unduly burdensome expense to LTC.

                  7.5 Expenses. With respect to the inclusion of the Shares in a registration statement pursuant to this Section 7, all registration expenses, fees, costs and expenses of and incidental to such registration, inclusion and public offering in connection therewith shall be borne by LTC; provided, however, that Arch Hill shall bear their own professional fees and pro rata share of the underwriting discount and commissions. The fees, costs and expenses of registration to be borne by LTC shall include, without limitation, all registration, filing, printing expenses, fees and disbursements of counsel and accountants for LTC, fees and disbursements of counsel for the underwriter or underwriters of such securities (if LTC and/or selling security holders are required to bear such fees and disbursements), and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky Laws of any jurisdiction in which the securities to be offered are to be registered or qualified.

                  7.6 Indemnification of Arch Hill. Subject to the conditions set forth below, in connection with any registration of the Shares pursuant to this Section 7, LTC agrees to indemnify and hold harmless Arch Hill, any underwriter for the offering and each of their officers and directors and agents and each other person, if any, who controls Arch Hill or their underwriter (each, an "Arch Hill Indemnified Party"), within the meaning of Section 15 of the Securities Act, as follows:

                   (i) Against any and all loss, claim, damage and expense whatsoever arising out of or based upon (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of the registration statement), the registration statement or the prospectus (as from time to time amended and supplemented), or in any application or other document executed by LTC or based upon written information furnished by LTC filed in any jurisdiction in order to qualify LTC's securities under the securities laws thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by LTC in the course of preparing, filing, or implementing such registered offering; provided, however, that the indemnity agreement contained in this section shall not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to LTC by or on behalf of Arch Hill expressly for use in connection therewith or arising out of any action or inaction of Arch Hill;

                  (ii) Subject to the proviso contained in Subsection (i) above, against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of LTC; and

                  (iii) In no case shall LTC be liable under this indemnity agreement with respect to any claim made against any Arch Hill Indemnified Party person unless LTC shall be notified, by letter or by facsimile confirmed by letter, of any action commenced against such Arch Hill Indemnified Party, promptly after such person shall have been served with the summons or other legal process giving information as to the nature and basis of the claim. The failure to so notify LTC, if prejudicial in any material respect to LTC's ability to defend such claim, shall relieve LTC from its liability to the indemnified person under this
                           Section 7, but only to the extent that LTC was prejudiced. The failure to so notify LTC shall not relieve LTC from any liability which it may have otherwise than on account of this indemnity agreement. LTC shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if LTC elects to assume the defense, such defense shall be conducted by counsel chosen by it, provided such counsel is reasonably satisfactory to the Arch Hill Indemnified Party in any suit so brought. In the event LTC elects to assume the defense of any such suit and retain such counsel the Arch Hill Indemnified Party in the suit, shall, after the date they are notified of such election, bear the fees and expenses of any counsel thereafter retained by them, as well as any other expenses thereafter incurred by them in connection with the defense thereof; provided, however, that if the Arch Hill Indemnified Party reasonably believe that there may be available to them any defense or counterclaim different than those available to LTC or that representation of such sellers, the Arch Hill Indemnified Party by counsel for LTC presents a conflict of interest for such counsel, then the Arch Hill Indemnified Party shall be entitled to defend such suit with counsel of their own choosing and LTC shall bear the fees, expenses and other costs of such separate counsel.

                  7.7 Indemnification of LTC. Arch Hill agrees to indemnify and hold harmless LTC, each underwriter for the offering, and each of their officers and directors and agents and each other person, if any, who controls LTC and the underwriter within the meaning of Section 15 of the Securities Act and any other stockholder selling securities pursuant to the Registration Statement against any and all such losses, liabilities, claims, damages and expenses as are indemnified against any person by LTC under Section 7.6 (i), (ii) and (iii) above; provided, however, that such indemnification by Arch Hill hereunder shall be limited to any losses, liabilities, claims, damages, or expenses to the extent caused by any untrue statement of a material fact or omission of a material fact (required to be stated therein or necessary to make statements therein not misleading), if any made (or in settlement of any litigation effected with the written consent of such sellers, alleged to have been made) in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any application or other document in reliance upon, and in conformity with, written information furnished in respect of such seller by or on behalf of such seller expressly for use in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any such application or other document or arising out of any action or inaction of such seller in implementing such registered offering. Notwithstanding the foregoing, the indemnification obligation of Arch Hill shall not exceed the purchase price of the Shares paid by Arch Hill. In case any action shall be brought against LTC, or any other person so indemnified, in respect of which indemnity may be sought against any seller, such seller shall have the rights and duties given to LTC, and each other person so indemnified shall have the rights and duties given to Arch Hill, by the provisions of Section 7.6. The person indemnified agrees to notify the sellers promptly after the assertion of any claim against the person indemnified in connection with the sale of securities.

                  7.8 Contribution. If the indemnification provided for in Sections 7.6 and 7.7 above are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnified party, on one hand, and such indemnifying party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party, on one hand, or such indemnifying party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person who has committed fraudulent misrepresentation (within the meaning of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                  7.9 Registration Rights to be Granted. If LTC shall grant to anyone other than Arch Hill registration rights having terms more favorable than the rights granted pursuant to this Section 7, this Section 7 shall be deemed amended to include such more favorable terms.

                  7.10 Assignment of Registration Rights. The right to have LTC register Shares pursuant to this Agreement shall be automatically assignable to any transferee of all or any portion of the Shares if: (a) Arch Hill agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to LTC within a reasonable time after such assignment, (b) LTC is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities be the transferee or assignee is restricted under the 1933 Act and applicable state securities laws and, (d) at or before the time LTC receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with LTC to be bound by all of the provisions contained herein (the foregoing a "Permitted Transferee").

         8. This Letter Agreement shall for all purposes be governed by, and in accordance with, the laws of the State of New York, without regard to its conflicts of law principles.

         9. This Letter Agreement, and the other writings referred to herein or therein or delivered pursuant hereto or thereto and which form a part hereof or thereof (the "writings") contain the entire agreement among the parties with respect to this Interim Financing Letter Agreement or the writings and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

         10. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the respective addresses set forth above.

         11. This Letter Agreement may only be amended in writing signed by LTC and Arch Hill. This Agreement may be executed in counterparts and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         12. Prior to March 31, 2002, provided Arch Hill is not otherwise in breach of this Letter Agreement, LTC will not encourage, solicit or initiate discussions or negotiations contemplating a financing transaction with any person other than Arch Hill or the Investors in the Financing without the prior written consent of Arch Hill.

                                       Very truly yours,


                                       LITHIUM TECHNOLOGY CORPORATION


                                       By:      /s/ David J. Cade
                                           -------------------------------------
                                              David J. Cade,
                                              Chairman & Chief Executive Officer



Accepted and agreed as of
the date first written above:
ARCH HILL CAPITAL N.V


By:      /s/ H. H. Van Andel
   --------------------------
      H. H. Van Andel
      Chief Executive Officer